Exhibit 10.40

AVERY DENNISON CORPORATION

MARKET-LEVERAGED STOCK UNIT AGREEMENT

THIS AGREEMENT, dated *, is made by and between Avery Dennison Corporation, a Delaware corporation (“Company”) and *, an employee of the Company or a Subsidiary (“Employee”).

WHEREAS, the Compensation and Executive Personnel Committee of the Company’s Board of Directors (“Committee”) or the Chief Executive Officer, as authorized by the Committee, has decided to grant an Award of market-leveraged stock units (“MSUs”) provided for herein to Employee under the terms of the Employee Stock Option and Incentive Plan, as amended and restated (“Plan”).  For purposes of the Plan, the MSUs constitute Performance Units.

NOW, THEREFORE, Company and Employee agree as follows:

Article 1 – DEFINITIONS

Terms not defined herein shall have the meaning given in the Plan.

Article 2 – TERMS OF AWARD

Section 2.1                             MSU Award

(a)                                 As of the date of this Agreement, the Company grants to Employee an Award of * MSUs (the “MSU Award”), representing a right to receive shares of Common Stock in the future in an amount based upon the Total Shareholder Return (as defined below) at the end of each performance period described in Section 2.2, subject to the terms and conditions set forth in this Agreement and the Plan.  The MSU Award shall be held on the books and records of the Company (or its designee) for Employee’s MSU account, but shall not represent an equity interest in the Company until such time as actual shares of Common Stock are issued to Employee under this Agreement.  The MSU Award shall be earned, vested and paid as set forth in this Agreement. No portion of the MSU Award may be sold, transferred, assigned, pledged or otherwise encumbered by Employee until the MSU Award is earned and the shares are issued.

(b)                                Whenever dividends are paid or distributions made with respect to the Common Stock, Employee shall be entitled to dividend equivalents (“Dividend Equivalents”) in an amount equal in value to the amount of the dividend paid or property distributed on a single share of Common Stock multiplied by the number of MSUs in Employee’s MSU Account as of the record date for such dividend or distribution, which Dividend Equivalents shall be credited as additional MSUs (rounded down to the nearest whole share with fractional shares, if any, forfeited) to Employee’s MSU account as of the payable date for such dividend or distribution.

Section 2.2                             Performance Period

(a)                                 The MSUs shall be ratably divided into four tranches (each, a “Tranche”) and each Tranche shall be associated with a specific performance period which shall commence on January 1 of the year of grant and end on December 31 of that year (First Tranche), the following year (Second Tranche), the next following year (Third Tranche) and the next following year (Fourth Tranche) (each such period, a “Performance Period” and the last day of such period, a “Performance Period End Date”).

(b)                                Each Tranche of the MSUs is unvested as of the date hereof and, unless earlier forfeited pursuant to the terms of this Agreement, shall be eligible to become vested on the Share Vesting Date with respect to such Tranche.  For purposes of this Agreement, “Share Vesting Date” shall mean, with respect to each Tranche, the earlier of (i) the date of the Committee’s certification of the Total Shareholder Return (which shall occur within 60 days after the end of the January following such

Tranche’s Performance Period) (the “Certification Date”), or (ii) the date of Termination of Service (A) due to death or Disability or (B) by the Company (or any surviving or successor corporation or parent or subsidiary thereof) without Cause upon or within 24 months following a Change in Control; provided that, notwithstanding the foregoing, in the event any Termination of Service occurs after the Performance Period End Date, but before the Certification Date, with respect to any Tranche, the Share Vesting Date for such Tranche shall be the Certification Date for such Tranche.

Section 2.3                             Termination of Employment

Subject to Section 2.4:

(a)                                 If Employee’s employment with the Company or its Subsidiaries is terminated by the Company or Employee for any reason after the Performance Period End Date, but before the Share Vesting Date, with respect to any Tranche, the MSUs of such Tranche will remain outstanding and eligible to become vested on and after the date of Termination of Service.

(b)                                If Employee’s employment with the Company or its Subsidiaries is terminated by the Company or Employee for any reason (other than as set forth in Section 2.3(c), 2.3(d) or 2.3(e)), except as set forth in Section 2.3(a), all MSUs which remain outstanding on the date of Employee’s Termination of Service shall be automatically and immediately forfeited by Employee for no consideration as of Employee’s Termination of Service.

(c)                                 If Employee’s employment with the Company or its Subsidiaries terminates by reason of Employee’s death or Disability,

(i)                                   a portion of the MSUs with respect to all Performance Periods ending on or after the date of Termination of Service will remain outstanding and become vested on the date of Termination of Service (as set forth in Section 3.2(a)) based on a prorated time-based formula for each applicable Tranche which, with respect to each such Tranche, shall equal (A) the total number of full months between the first day of the Performance Period and the end of month in which the Termination of Service occurs divided by the total number of full months in such Tranche’s Performance Period, multiplied by (B) the number of MSUs of such Tranche; and

(ii)                                all MSUs that do not otherwise remain outstanding pursuant to Section 2.3(a) or 2.3(c)(i) shall be automatically and immediately forfeited by Employee for no consideration as of Employee’s Termination of Service.

(d)                                If Employee’s employment with the Company or its Subsidiaries terminates as a result of Retirement,

(i)                                   a portion of the MSUs with respect to all Performance Periods ending on or after the date of Termination of Service will remain outstanding and eligible to become vested on and after the date of Termination of Service based on a prorated time-based formula for each applicable Tranche which, with respect to each such Tranche, shall equal (A) the total number of full months between the first day of the Performance Period and the end of month in which the Termination of Service occurs divided by the total number of full months in such Tranche’s Performance Period, multiplied by (B) the number of MSUs of such Tranche; and

(ii)                                all MSUs that do not otherwise remain outstanding pursuant to Section 2.3(a) or 2.3(d)(i) shall be automatically and immediately forfeited by Employee for no consideration as of Employee’s Termination of Service.

For the avoidance of doubt, any MSUs that remain outstanding pursuant to this Section 2.3(d) will be eligible to vest thereafter based on Total Shareholder Return as set forth in Section 3.2(b).

(e)                                 If Employee’s employment is terminated by the Company (or any surviving or successor corporation or parent or subsidiary thereof) without Cause upon or within twenty-four (24) months following a Change in Control, all outstanding MSUs (other than those described in Section 2.3(a)) will remain outstanding and become vested (as set forth in Section 3.2(a)) on the date of Termination of Service.

Section 2.4                             Adjustments in MSU Award

In the event of an Equity Restructuring, the Committee or the Company shall make appropriate and equitable adjustments to the MSU Award granted hereunder.

Article 3 - ISSUANCE OF COMMON STOCK

Section 3.1                             Issuance of Common Stock

Subject to Section 3.3 below, the Company shall issue the number of shares of Common Stock set forth in Section 3.2 via electronic transfer to Employee’s brokerage account (less any shares traded to cover, or associated with net settlement of, withholding taxes) as soon as practical following the Share Vesting Date, but in no event later than sixty (60) days after the applicable Share Vesting Date; provided, however, that, if Employee is determined at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed settlement of the MSUs is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such payment shall be made on the earlier of (a) the expiration of the six-month period measured from the date of Employee’s “separation from service” with the Company (as such term is defined in the Department of Treasury Regulations issued under Section 409A) or (b) the date of Employee’s death.  The determination of whether Employee is such a “specified employee” shall be made by the Company in accordance with the terms of Section 409A.  Issuance of these shares of Common Stock with respect to any Tranche shall satisfy the Company’s obligations under this Agreement with respect to such Tranche in full and, after such issuance, Employee shall automatically and immediately forfeit and have no rights with respect to the MSUs of such Tranche or any shares due thereunder.

Section 3.2                             Vesting / Number of Shares

(a)                                 In the event of a Share Vesting Date that is the date of Termination of Service (i) due to death or Disability or (ii) by the Company (or any surviving or successor corporation or parent or subsidiary thereof) without Cause upon or within 24 months following a Change in Control, (A) the outstanding MSUs associated with such Share Vesting Date (after taking into account the effects of Sections 2.3(c) and 2.3(e)) shall, unless previously forfeited, become vested, as of such Share Vesting Date and (B) subject to Section 3.3, the number of shares of Common Stock that shall be issued following such Share Vesting Date will equal the number of such vested MSUs.

(b)                                In the event of any Share Vesting Date (other than as described in Section 3.2(a)) (including, without limitation, any Share Vesting Date with respect to MSUs described in Section 2.3(a)):

(i)                                   if the Total Shareholder Return for the applicable Tranche’s Performance Period is equal to or greater than 0.70, then (A) the MSUs of such Tranche, unless previously forfeited, shall become vested and (B) subject to Section 3.3, the number of shares of Common Stock that shall be issued following such Share Vesting Date will equal the product of (x) the number of vested MSUs of the applicable Tranche and (y) the lesser of (I) such Total Shareholder Return and (II) two (2).

(ii)                                if the Total Shareholder Return for the applicable Tranche’s Performance Period is less than 0.70, then no MSUs of such Tranche shall become vested and such MSUs shall be automatically and immediately forfeited by Employee for no consideration as of such Share Vesting Date.

(c)                                 For purposes of this Agreement, “Total Shareholder Return” shall equal, with respect to a Performance Period, (i) the sum of (A) the average closing share price of Common Stock for all trading days of the January following the respective Performance Period End Date and (B) the aggregate amount of all dividends paid (on a per share basis) during such Performance Period, divided by (ii) the average closing share price of Common Stock for all trading days in January of the year of grant.

Section 3.3                             Conditions to Issuance of Common Stock

(a)                                 The shares of Common Stock deliverable pursuant to this MSU Award, or any part thereof, may be authorized and unissued shares, previously outstanding shares held as treasury shares, or treasury shares that have been transferred to and held in a grantor trust of the Company.  Such shares shall be fully paid and nonassessable.  Employee shall not have the rights of a shareholder with respect to shares of Common Stock deliverable pursuant to this MSU Award until such shares are issued to Employee.

(b)                                Issuance of shares of Common Stock is subject to the following conditions:

(i)                                   The receipt by the Company of full payment or withholding for all related taxes in accordance with the Plan.  Employee shall be liable for any and all taxes, including withholding taxes, arising out of this MSU Award or the vesting of the MSU Award or issuance of shares of Common Stock hereunder.  The Company or Employee may elect to have the Company trade part of the shares of Common Stock deliverable for the MSU Award (or reduce the number of shares of Common Stock deliverable for the MSU Award) to satisfy such withholding tax obligation; and

(ii)                                Employee establishing an equity account with a broker designated by the Company (currently Charles Schwab) so that the net shares deliverable pursuant to the MSUs (after withholding for applicable taxes) may be electronically transferred to Employee’s account.

Article 4- MISCELLANEOUS

Section 4.1                             Agreement Subject to Plan

The Agreement is subject to the terms of the Plan, and in the event of any conflict between this Agreement and the Plan, the Plan shall control.

Section 4.2                             Administration / Compensation Recovery

The Committee or the Company shall have the power to interpret the Plan and this Agreement and to adopt such procedures for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, modify or revoke any such procedures.  Nothing in this Agreement or the Plan shall be construed to create or imply any contract or right of continued employment between Employee and the Company (or any of its Subsidiaries).

In the case of fraud or other intentional misconduct on the part of Employee (or any other event or circumstance set forth in any clawback policy implemented by the Company or any Subsidiary) that necessitates a restatement of the Company’s financial results, Employee will be required to reimburse the Company for any Common Stock issued to Employee under this Award in excess of the amount that would have been issued to Employee based on the restated financial results.

Section 4.3                             Section 409A

The MSU Award granted hereunder is intended to be exempt from or comply in all respects with Section 409A and this Agreement shall be interpreted accordingly.  However, if at any time the Committee or the Company determines that the MSUs may be subject to penalty taxes for noncompliance with Section 409A, the Committee or the Company shall have the right, in its sole discretion, to amend this Agreement as it may determine is necessary or desirable for the MSUs to satisfy the requirements of Section 409A.  No provision of this Agreement or the Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Employee or any other individual to the Company or any of its affiliates, employees or agents.

Section 4.4                             Construction

This Agreement and the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.  Titles are provided in this Agreement for convenience only and shall not serve as a basis for interpretation or construction of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties.

Employee	Avery Dennison Corporation
*
Address	By: /s/ Dean A. Scarborough
*	Chairman, President & Chief Executive Officer